Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-135695) pertaining to the State Street Salary Savings Program of State Street Corporation of our report dated June 21, 2019, with respect to the financial statements and supplemental schedule of State Street Salary Savings Program included in this Annual Report (Form 11-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 21, 2019